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                                                                EXHIBIT 99.1
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      EXCERPTS FROM PRELIMINARY OFFERING MEMORANDUM DATED JUNE 18, 2002


                              SOI FUNDING CORP.

         Funding Corp. is a special purpose entity formed by AMACAR Investments, LLC for the purpose of issuing the notes. Funding Corp. will have no assets other than the proceeds from the issuance of the notes and a contribution from Solutia. Funding Corp. will have no obligations other than the notes. Concurrently with the consummation of the offering of the notes, we will contribute to Funding Corp. cash in an amount sufficient to permit it to satisfy its obligation to redeem the notes if required by the terms of the notes.


                              REFINANCING PLAN

         Funding Corp. is offering the notes as part of a plan to refinance our existing revolving credit facility, which matures August 13, 2002, and to repay $150 million of our 6.5% notes due October 15, 2002. We expect that any refinancing would (1) include a revolving credit facility with a term of at least two years, (2) be guaranteed by the subsidiary guarantors and (3) be secured by certain of our fixed and current assets. Following this offering, we may also refinance a portion of our outstanding revolving credit facility borrowings with a term loan. Until we complete our refinancing plan and assume Funding Corp.'s obligations under the notes and the indenture, the proceeds from this offering, together with additional amounts sufficient to fund a redemption, will be placed in escrow. The escrow agreement will place conditions on our ability to obtain a release of the escrowed proceeds to apply towards consummation of our refinancing plan. These conditions include the following:

         o the revolving credit facility is in an aggregate amount of at least $300 million on the assumption date,

         o the sum of commitments available to be drawn on that revolving credit facility plus our unrestricted cash equals or exceeds $150 million as of the assumption date, and

         o the maturity of that revolving credit facility is no earlier than the second anniversary of the assumption date.

         Neither Funding Corp. nor we can assure you that our refinancing plan will be completed in the manner described above, or at all. If we do not refinance our existing credit facility on or before August 9, 2002, then Funding Corp. will be required to use the funds in the escrow account to redeem the notes at a redemption price equal to 101% of their principal amount, plus


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accrued interest to the redemption date. Additionally, before August 9,
2002, Funding Corp. will be required to redeem the notes on the same terms if we determine not to complete our refinancing plan.

              ESCROW OF PROCEEDS, SPECIAL MANDATORY REDEMPTION

         Until we complete our refinancing plan and assume Funding Corp.'s obligations under the notes and the indenture, the proceeds from this offering, together with additional amounts sufficient to fund a redemption, will be placed in escrow. If, on or before August 9, 2002, we have not refinanced our existing credit facility such that:

         o the revolving credit facility is in an aggregate amount of at least $300 million on the assumption date,

         o the sum of commitments available to be drawn on that revolving credit facility plus our unrestricted cash equals or exceeds $150 million as of the assumption date, and

         o the maturity of that revolving credit facility is no earlier than the second anniversary of the assumption date,

then Funding Corp. will use the funds in the escrow account to redeem the notes at a redemption price equal to 101% of their principal amount, plus accrued interest to the redemption date. In addition, before August 9, 2002, Funding Corp. will be required to redeem the notes on the same terms if we determine not to complete our refinancing plan.


                                 GUARANTEES

         From and after the assumption, all of our subsidiaries that guarantee our obligations under our refinanced credit facility will fully and unconditionally guarantee the notes on a senior joint and several basis. Certain of our future domestic subsidiaries will be required to execute similar guarantees. The subsidiary guarantees will each rank in right of payment equal to each subsidiary guarantor's existing and future senior debt.

                                 COLLATERAL

         Before the assumption, the notes will be secured by first-priority liens on the funds held in escrow. From and after the assumption, pursuant to collateral and pledge agreements that will be entered into, the notes and the guarantees will be secured by:

o a first-priority lien, which will be shared with (1) the lenders under our refinanced credit facility, the beneficiaries of our Astaris support agreement, the lessee under our co-generation


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lease facility at Pensacola, Florida and holders of certain designated letters of credit (collectively, the "bank obligations") and (2) holders of our outstanding publicly traded notes (together with the bank obligations, the "other secured obligations") on the following assets:

         o our production facilities located in Martinsville, Virginia and Pensacola, Florida,

         o 100% of the stock of our subsidiary guarantor, CPFilms Inc., and

         o all intercompany indebtedness of CPFilms Inc.

(collectively, the "first-priority collateral") and

o a second-priority lien on the following assets on which the bank obligations have a first-priority lien:

         o 65% of the voting stock (and 100% of all other stock) of Monchem International, Inc. and 100% of the stock of the remaining subsidiary guarantors, Monchem, Inc. and Solutia Systems, Inc.,

         o all intercompany debt of all subsidiary guarantors (other than CPFilms Inc.),

         o substantially all of our and our subsidiary guarantors' accounts receivable and inventory and certain intellectual property, and

         o 65% of the voting stock (and 100% of all other stock) of Solutia Europe, S.A./N.V. and Solutia U.K. Holdings Limited

(collectively, the "second-priority bank collateral"), and

o a second-priority lien, shared with all of the holders of the other secured obligations, on our production facilities located at:

         o Chocolate Bayou, Texas,
         o Decatur, Alabama,
         o Indian Orchard, Massachusetts,
         o Greenwood, South Carolina, and
         o Trenton, Michigan

(collectively, the "second-priority facilities collateral," and together with the first-priority collateral and the second-priority bank collateral, the "collateral").

         The holders of the bank obligations also have the benefit of a first-priority lien on the second-priority facilities collateral that is limited in amount to 15% of our consolidated net


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tangible assets, as the same may be increased from time to time, which as of the relevant test date was $236 million (the "non-shared first lien amount").

         The liens securing the notes and guarantees on the first-priority collateral and the second-priority facilities collateral will be released when the liens on such collateral securing the bank obligations have been permanently released. The liens securing the notes and guarantees on the second-priority bank collateral will be released if (1) the liens on such collateral securing the bank obligations have been released and (2) our entire credit facility is unsecured and the revolving credit facility portion thereof is in a minimum amount of $50 million and has a term of at least 364 days. If certain events of default with respect to our debt obligations, referred to as "triggering events," have occurred and are continuing, the proceeds of the second-priority facilities collateral in excess of the non-shared first lien amount and the first-priority collateral will be shared equally and ratably among the holders of the notes and all of the other secured obligations. At any time, the proceeds of any realization of the second-priority bank collateral will be applied first to retire the bank obligations and second to repay the notes.

         After giving pro forma effect to the application of the net proceeds of this offering, the aggregate principal amount of other secured debt outstanding as of March 31, 2002 would have been $1,228 million.



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